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
                                                                    Exhibit 12.1


                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                       Twelve Months ended March 31, 1994
                                 (in thousands)





Net income from continuing operations       $122,578

Income taxes                                  43,526

Fixed charges                                121,091
                                            --------

     Total                                  $287,195
                                            ========

Interest expense                            $113,713
Interest component of rentals                  7,378
                                            --------

     Total                                  $121,091
                                            ========
Ratio of earnings to fixed charges              2.37
                                            ========
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